Exhibit (13)(g)

Exhibit A to the Transfer Agent Servicing Agreement – Amplify ETF Trust

Fund Names

Separate Series of Amplify ETF Trust

Name of Series

Amplify Online Retail ETF

Amplify CWP Enhanced Dividend Income ETF

Amplify Transformational Data Sharing ETF

Amplify Lithium & Battery Technology ETF

Amplify BlackSwan Growth & Treasury Core ETF

Amplify International Online Retail ETF

Amplify High Income ETF

Amplify Seymour Cannabis ETF

Amplify Pure Junior Gold Miners ETF

Amplify BlackSwan ISWN ETF

Amplify Cleaner Living ETF

Amplify Thematic All-Stars ETF

Amplify Digital & Online Trading ETF

Amplify BlackSwan Tech & Treasury ETF

Amplify Inflation Fighter ETF

Amplify Natural Resources Dividend Income ETF

Amplify International Enhanced Dividend Income ETF

Amplify Cybersecurity ETF

Amplify Mobile Payments ETF

Amplify Junior Silver Miners ETF

Amplify Alternative Harvest ETF

Amplify U.S. Alternative Harvest ETF

Amplify Video Game Tech ETF

Amplify BlueStar Israel Technology ETF

Amplify Treatments, Testing & Advancements ETF

Amplify Global Cloud Technology ETF

Amplify AI Powered Equity ETF

Amplify Etho Climate Leadership U.S. ETF

Amplify Travel Tech ETF